EXHIBIT 24.1
LIMITED POWER OF ATTORNEY
     WHEREAS, Scripps Networks Interactive, Inc., an Ohio corporation (the “Company”), intends to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a Registration Statement of Form S-8 covering 19,000,000 of its Class A Common Share, par value $0.01 (the “Shares”) that may be issuable under the Company’s 2008 Long-Term Incentive Plan, 500,000 Shares that may be issuable under the Company’s Employee Stock Purchase Plan, and 75,000 Shares that may be issuable under the Company’s 2008 Deferred Compensation and Stock Plan for Directors, in addition to unsecured general deferred compensation obligations that may become payable under the Company’s Executive Deferred Compensation Plan and its 2008 Deferred Compensation and Stock Plan for Directors (the “Registration Statement”);
     NOW, THEREFORE, each of the undersigned, in his capacity as a director of the Company, hereby appoints Kenneth W. Lowe to be his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his name, place and stead, as aforesaid, the Registration Statement and any post-effective amendment thereto, and any and all other instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Said attorney shall have full power and authority to do and perform, in the name and on behalf of the undersigned, every act whatsoever necessary or desirable to be done, as fully to all intents and purposes as the undersigned might or could do in person. The undersigned hereby ratifies and approves the acts of said attorney.
     IN WITNESS WHEREOF, the undersigned has executed this instrument this 10th day of June, 2008.

/s/ David A. Galloway David A. Galloway

/s/ Jarl Mohn Jarl Mohn

/s/ Nicholas B. Paumgarten Nicholas B. Paumgarten

/s/ Jeffrey Sagansky Jeffrey Sagansky

/s/ Nackey E. Scagliotti Nackey E. Scagliotti

/s/ Ronald W. Tysoe Ronald W. Tysoe

/s/ Mary McCabe Peirce Mary McCabe Peirce

/s/ Dale Pond Dale Pond